EXHIBIT 99.1

Evome Medical Technologies Punctuates Turn Around Plan with Strong Fourth Quarter Resulting in
Positive Annual Adjusted EBITDA for Fiscal Year 2023

New York, New York, April 1, 2024 - Evome Medical Technologies Inc. (the "Company" or "Evome") announced today preliminary annual financial results for the year ending December 31, 2023. Because of a strong fourth quarter, the Company generated positive Adjusted EBITDA for 2023.

Summary of Preliminary Annual Financial Results for 2023

• Generated annual revenues of $62.6 million

• Generated annual gross margin of $22.5 million

• Annual gross margin as percentage of sales of 36%

• Generated annual Adjusted EBITDA of $852,000

"We can now say with confidence, we have completed the turn-around of this company," said CEO Mike Seckler. "This past year, 2023, was a tale of two different companies. The first two quarters were frankly calamitous with mounting losses, unserviceable debt and flat or declining revenues. I was brought into the company by the Board at the end of June coinciding with the end of the second quarter. Starting July 1, 2023, the first day of our third quarter, our team focused on increasing sales, cutting costs and restructuring our debt to make it manageable and serviceable. I am very proud of our team at the operating unit level, they understood the gravity of the situation and we worked together to make tough decisions that resulted in two consecutive quarters of positive Adjusted EBITDA. I am pleased with our bankers who worked with our creditors to restructure our debt to give us room to turn this company around. I am also grateful that we had patient creditors that understood and believed in the plan."

"As our first quarter ends, we continue to make improvements. But rather than working to shore up the company, we are working on several fronts to increase revenues and profits. We are working to reduce debt by divesting non-core business units. We have also launched our RST product and have several orders. We have very strong demand internationally and spent the first quarter retooling our operations to deliver the RST and additional products overseas. We anticipate this will be reflected in improved revenues and margins from the second quarter onward. We also plan to launch the SpaceTek Knee™ product, co-developed by NASA, toward the end of the year. Because we are driving toward a growing and profitable business with a normalized level of debt, we are finding more opportunities to expand our business. I am excited to report our first quarter accomplishments soon. And lastly, I appreciate our shareholders support of me and my plan. I believe we have succeeded in saving this company, now we focus on improving the share price."

Unless otherwise specified, all financial information is presented in Canadian dollars ("$", "dollars" and "C$") and has been rounded to the nearest hundred thousand. The Company will file its financial statements for the year ended December 31, 2023, and related management discussion and analysis (in the form of an annual report on Form 10-K) on SEDAR+ and with the United States Securities and Exchange Commission on April 16, 2024.

Mike Seckler

Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

Cautionary Statements

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could", "should", "potential", "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate to the Company, including: the financial results of 2023; the Company increasing revenues and profits; the Company reducing debt by divesting non-core business units; the Company anticipating improved revenues and margins from the second quarter onward; and the Company launching its SpaceTek Knee™ product toward the end of the year. All statements other than statements of historical fact may be forward-looking information. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including: the completion of normal quarter and year end accounting procedures and adjustments not resulting in any material differences; the successful launch and sales of Reactive Step Trainer (RST) in Q2 which is a higher margin product then the Company's existing products; the Company successfully identifying a buyer for a non-core business and negotiating and closing a sale; the Company having the necessary capital to complete its business objectives. The Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the general business and economic conditions in the regions in which the Company operates; the ability of the Company to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; ongoing or new disruptions in the supply chain, the extent and scope of such supply chain disruptions, and the timing or extent of the resolution or improvement of such disruptions; the ability to implement business strategies and pursue business opportunities; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which  the Company is exposed; the failure of third parties to comply with their obligations to  the Company or its affiliates; the impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the overall difficult litigation environment, including in the United States; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the occurrence of natural and unnatural catastrophic events and claims resulting from such events; as well as those risk factors discussed or referred to in the Company's disclosure documents filed with United States Securities and Exchange Commission and available at www.sec.gov, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.ca. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking information prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking information is expressly qualified in its entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking information. The forward-looking information included in this press release is made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking information, other than as required by applicable law.

Non-GAAP Measures

This press release refers to "Adjusted EBITDA" which is a non-GAAP and non-IFRS financial measure that does not have a standardized meaning prescribed by GAAP or IFRS. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies. This non-GAAP financial measure assists the Company's management in comparing its operating performance over time because certain items may obscure underlying business trends and make comparisons of long-term performance difficult, as they are of a nature and/or size that occur with inconsistent frequency or relate to discrete acquisition plans that are fundamentally different from the ongoing operating plans of the Company. The Company's management also believes that presenting this measure allows investors to view the Company's performance using the same measures that the Company uses in evaluating its financial and business performance and trends. "Adjusted EBITDA" is defined as net operating loss excluding depreciation of property and equipment, amortization of right-of-use asset, amortization of intangible asset, severance expense due to restructuring, and stock-based compensation. The following table provides reconciliation between net operating (loss) and Adjusted EBITDA:

For the year ended December 31, 2023
Net operating (loss)	$(5,544,714)
Depreciation of property and equipment	1,002,627
Amortization of right-of-use asset	2,023,956
Amortization of intangible asset	1,505,108
Severance Expenses / Restructuring	576,101
Stock based compensation	1,288,455
Adjusted EBITDA	$851,533

Preliminary Financial Metrics

This press release contains certain pre-released financial metrics. The financial metrics contained in this press release are preliminary and represent the most current information available to the Company's management, as financial closing procedures for the fourth quarter and year ended December 31, 2023 are not yet complete. The Company's actual consolidated audited financial statements for such period may result in material changes to the financial metrics summarized in this press release (including by any one financial metric, or all of the financial metrics, being below or above the figures indicated) as a result of the completion of normal quarter and year end accounting procedures and adjustments, and also what one might expect to be in the final consolidated financial statements based on the financial metrics summarized in this press release. Although the Company believes the expectations reflected in this press release are based upon reasonable assumptions, the Company can give no assurance that actual results will not differ materially from these expectations.